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                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 11 to the Registration Statement of Diversified Investors Strategic Variable Funds on Form N-3 (File Nos. 333-08543 and 811-07717) of our report dated February 19, 2002 relating to the financial statements and financial highlights of Diversified Investors Strategic Variable Funds and Diversified Investors Variable Funds and our report dated February 15, 2002 relating to the financial statements and financial highlights of Diversified Investors Portfolios, which appear in the 2001 Annual Report of Diversified Investors Variable Funds and Diversified Investors Strategic Variable Funds. We also consent to the reference to our firm under the caption "Financial Information" and "Independent Accountant" in the Prospectus and under the caption "Independent Accountant" in the Statement of Additional Information.


/s/ PricewaterhouseCoopers LLP
PricewaterhouseCoopers LLP


New York, New York
April 24, 2002
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                    Consent of Independent Auditors

We consent to the references to our firm under the caption "Independent Accountants" in both the Prospectus and the Statement of Additional Information, and to the use of our report dated February 15, 2002 with respect to the statutory-basis financial statements and schedules of AUSA Life Insurance Company, Inc., included in Post-Effective Amendment No. 11 to the Registration Statement (Form N-3 No. 333-08543) and related Prospectus of Diversified Investors Strategic Variable Funds.

                                             /s/ Ernst & Young LLP

Des Moines, Iowa
April 22, 2002